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                                                                   Exhibit  23.1



              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed December 5, 1997 pertaining to the 1994 Stock Option Plan as amended of Business Objects, S.A. of our report dated January 31, 1997, with respect to the consolidated financial statements and schedule of Business Objects, S.A. included in its Annual Report (Form 20-F) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                         ERNST & YOUNG LLP


San Jose, California
December 5, 1997